EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of KeyCorp of our report dated January 16, 2004, included in the 2003 Annual Report to Shareholders of KeyCorp.

We also consent to the incorporation by reference in the following Registration Statements of KeyCorp and in the related Prospectuses of our report dated January 16, 2004, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003:

Form S-3 No. 33-58405
Form S-3 No. 333-10577	(Post-Effective Amendment No. 1)
Form S-3 No. 333-55959
Form S-3 No. 333-64601
Form S-3 No. 333-59175
Form S-3 No. 333-76619	(Post-Effective Amendment No. 1)
Form S-3 No. 333-88063
Form S-3 No. 333-50802
Form S-3 No. 333-56258
Form S-3 No. 333-63104
Form S-3 No. 333-73380	(Amendment No. 1)
Form S-3 No. 333-88934	(Amendment No. 1)
Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-61025
Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-99495
Form S-8 No. 33-31569	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-66057	(Post-Effective Amendment No. 1 to Form S-4 No. 333-61025)
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
/s/ Ernst & Young LLP

Cleveland, Ohio

March 8, 2004